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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 14, 2011, relating to the 2010 consolidated financial statements (before retrospective adjustments to the consolidated financial statement disclosures) of Eagle Rock Energy Partners, L.P. and subsidiaries (not presented herein), appearing in the Annual Report on Form 10-K of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
March 26, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM